TeleAmerica Television Network
1411 Warner Ave Suite B,
Tustin CA 92780
Phone (714) 716-5000
EXHIBIT

Letter re Change in Certifying Accountant

TeleAmerica Television Network, Corp, have not changed our CPA and accountant.